Exhibit 23.1

Beroni Group Limited

The Directors

Level 16, 175 Pitt Street

Sydney NSW 2000, Australia

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated January 17, 2022 relating to the consolidated financial statements of Beroni Group Limited and its subsidiaries as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

8 June 2022

Beroni Group Limited

The Directors

Level 16, 175 Pitt Street

Sydney NSW 2000, Australia

Dear Directors,

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated May 20, 2022 relating to the consolidated financial statements of Beroni Group Limited and its subsidiaries as of December 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

UHY Haines Norton

Sydney

8 June 2022